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                                                                    Exhibit 23

              Consent of Ernst & Young LLP, Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-11717) and the related Prospectus pertaining to the Shoney's, Inc. 1996 Stock Option Plan; the Registration Statement on Form S-8 (File No. 333-11715) and the related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; the Post-Effective Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-4201) and the related Joint Proxy/Prospectus; Post-Effective Amendment No. 5 to the Registration Statement on Form S-8 (File No. 2-64257) and related Prospectus pertaining to the Shoney's, Inc. Stock Option Plan; Post-Effective Amendment No. 4 to the Registration Statement on Form S-8 (File No. 33-605) and related Prospectus pertaining to the Shoney's, Inc. Employee Stock Purchase Plan; Post-Effective Amendment No. 3 to the Registration Statement on Form S-8 (File No. 2-84763) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan; Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 33-25725) and related Prospectus pertaining to the Shoney's, Inc. 1981 Stock Option Plan, and the Registration Statement on Form S-8 (File No. 33-45076) and related Prospectus pertaining to the Shoney's, Inc. Directors' Stock Option Plan; of our report dated January 24, 1997, with respect to the consolidated financial statements and schedule of Shoney's, Inc. included in the Annual Report (Form 10-K) for the year ended October 27, 1996.





Nashville, Tennessee
January 24, 1997